EXHIBIT 21.1

AECOM Global, Inc., a Delaware Corporation

AECOM, C&E, Inc., a Delaware Corporation

AECOM Technical Services, Inc., a California Corporation

AECOM USA, Inc., a New York Corporation

AECOM Asia Company Limited*

AECOM Government Services, Inc., a Delaware Corporation

AECOM Canada Ltd*

AECOM South Africa Group Holdings Pty Ltd

AECOM Design Build Ltd*

AECOM Global Ireland Services Limited*

AECOM Energy & Construction, Inc., an Ohio Corporation

AECOM Infrastructure & Environment UK Limited*

Flint Energy Services, Inc., a Delaware Corporation

Flint Field Services Ltd*

Hunt Construction Group Inc., an Indiana Corporation

Oscar Faber PLC*

URS Corporation, a Nevada Corporation

URS Group Inc. a Delaware Corporation

URS Federal Services, Inc., a Delaware Corporation

URS Luxembourg LLP*

URS Corporation—Ohio, an Ohio Corporation

URS Global Holdings Inc., a Nevada Corporation

AECOM Intercontinental Holdings UK Limited*

URS E&C UK Limited*

Sellafield Limited*

Tishman Construction Corporation, a Delaware Corporation

Tishman Construction Corporation of New York, a Delaware Corporation

*                                         Foreign